Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission

Washington, D.C. 20549

We consent to the use in this Registration Statement on the Form S-1, Amendment 3 of Mericol, Inc. of our report dated May 3, 2011, relating to our audit of the financial statements for the for the period from November 17, 2010 (inception) through March 31, 2011 appearing in the prospectus which is part of this Registration Statement.

We also consent to the references to our Firm under the caption “Experts” in such Prospectus.

/s/ Cordovano and Honeck LLP

Englewood, Colorado

July 19, 2011